UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2009

DORMAN PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 997-1800

N/A
Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 26, 2009, Steven. Berman, Chief Operating Officer and President of Dorman Products, Inc. (the "Company"), entered into a Rule 10b5-1 trading plan (the "Plan") with a broker to manage the sale of up to 100,000 shares of the Company's common stock, subject to the terms and  conditions of the Plan.  The Plan expires on August 25, 2010, unless renewed, extended, or terminated earlier by Mr. Berman.

Mr. Berman will have no control over the timing of stock sales under the Plan, thereby allowing trades to occur exempt from "blackout periods" prescribed by the Company's Insider Trading Policy.  Any transactions under the Plan will be reported by Mr. Berman through Rule 144 filings and individual Form 4 filings with the Securities and Exchange Commission, as appropriate.

The Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934.  Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans.  A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

Mr. Berman has stated that his trading plan is designed to allow him to monetize a portion of his equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: August 27, 2009	By:	/s/Mathias J. Barton
Name: Mathias J. Barton
Title: Chief Financial Officer